                                                                  EXHIBIT 10.44



                              EMPLOYMENT AGREEMENT


         THIS EMPLOYMENT AGREEMENT (the "Agreement") is executed this 2nd day of August, 1999, by and between Windmere-Durable Holdings, Inc., a Florida corporation with its principal place of business at 5980 Miami Lakes Drive, Miami Lakes, Florida (the "Company"), and Harry D. Schulman, an individual residing in the State of Florida (the "Executive").


                                   RECITALS:

         A. The Executive is currently employed as the Chief Operating Officer, Chief Financial Officer and Secretary of the Company.

         B. The Executive possesses intimate knowledge of the business and affairs of the Company and its subsidiaries, their policies, methods and personnel.

         C. The Board of Directors of the Company (the "Board") recognizes that the Executive has contributed to the growth and success of the Company and its subsidiaries, and desires to assure the Company and its subsidiaries of the Executive's continued employment and to compensate him therefor.

         D. The Board has determined that this Agreement will reinforce and encourage the Executive's continued attention an dedication to the Company and its subsidiaries.

         E. The Executive is willing to make his services available to the Company on the terms and conditions hereinafter set forth.

                                   AGREEMENT

         Therefore, in consideration of the premises, mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Employment. Commencing on the Closing Date, the Company shall employ the Executive and the Executive shall accept employment by the Company, upon the terms and conditions set forth in this Agreement.

         2. Term. The term of employment (the "Term") of this Agreement shall begin on the date hereof and shall terminate as provided herein. Except as otherwise provided in Sections 7, 8, 9, 10, 11 and 12 below, the Term shall be for a continuous three-year period commencing on this date and running for a period such that on each "Anniversary Date" (as defined below) an additional year automatically shall be added. On any Anniversary Date, either party may provide written notice to the other party of that party's intention not to extend the Term of this Agreement beyond the number of years then remaining in the Term, which shall always be three. Such written notice shall be deemed the notice to terminate this Agreement at the end of the three-year term then in effect. The "Anniversary Date," as used herein, shall be the first day of the second year of the Term and the first day of each subsequent year, including each year beyond the first three years of the Term. It is the intention of the parties that the Term as of each Anniversary Date automatically shall be three years, that three years' written notice shall be required to terminate this Agreement, except as otherwise provided in Sections 7, 8, 9, 10, 11 and 12 below, and that said written notice to terminate may only be given on an Anniversary Date.

         3. Duties. The Executive will have such duties as are assigned or delegated to the Executive by the Board or Chief Executive Officer of the Company, and will initially serve as the Chief Operating Officer, Chief Financial Officer and Secretary of the Company. The Executive will devote his entire business time, attention, skill, and energy exclusively to the business of the Company and its subsidiaries, will use his best efforts to promote the success of the Company and its subsidiaries, and will cooperate fully with the Board in the advancement of the best interests of the Company and its subsidiaries.

         4. Compensation. During the Term, the Company shall compensate Executive as follows:

            (a) Salary. The Company shall pay Executive an annual salary of $395,000 (the "Annual Base Salary"), to be distributed in equal periodic installments according to the Company's customary payroll practices. The Annual Base Salary will increase progressively for each of the ensuing twelve month periods ("Fiscal Year") during the Term by an amount at least equal to the percentage increase in the United States Consumer Price Index for all urban consumers (CPI-U), U.S. City Average - All Items, published by the Bureau of Labor Statistics, United States Department of Labor (the "Index") for the previous calendar year. If at any time required for the determination of the Annual Base Salary adjustment as above described, the Index is no longer published or issued, the parties shall use such other index as is then generally recognized or accepted for similar determinations of purchasing power. If the parties are unable to agree on the selection of an index which would most accurately carry out the intent hereof, or if there is a dispute with respect to any computations as called for herein, then the issue with respect thereto shall be determined by arbitration according to the then existing rules of the American Arbitration Association. Nothing contained herein shall be construed to prevent the Company from increasing Executive's Annual Base Salary more often than annually or by a higher amount than required by the Index.

            (b) Annual Bonus. The Executive shall be entitled to receive incentive compensation (the "Incentive Compensation") for each year during the Term as set forth below:

                (i) Performance Bonus. At the beginning of each calendar year during the Term, the Board (or the Compensation Committee thereof) shall establish target goals for (A) earnings before interest, taxes, depreciation and amortization ("EBITDA") of the Company on a consolidated basis and (B) the Executive's personal performance (collectively, the "Performance Goals"). The Executive shall be entitled to an annual bonus (the "Performance Bonus") based 50% on the achievement of the Performance Goal set forth in (A) above and 50% on the achievement of the Performance Goal set forth in (B) above, it being understood that a pro rata Performance Bonus may be earned by the Executive as set forth below in any year in which either Performance Goal is met. Such Performance Bonus shall be equal to a percentage of his Annual Base Salary to be determined as follows:

                AGGREGATE PERCENTAGE OF                 BONUS AS PERCENTAGE
              PERFORMANCE GOALS ACHIEVED               OF ANNUAL BASE SALARY
      -----------------------------------------        ----------------------
      75% - 79% (Threshold Performance)                         35%
      80% - 84%                                                 38%
      85% - 89%                                                 41%
      90% - 94%                                                 44%
      95% - 99%                                                 47%
      100% - 104% (Target Performance)                          50%
      105% - 109%                                               63%
      110% - 114%                                               66%
      115% - 119%                                               69%
      120% - 124%                                               72%
      125% and above (Maximum Performance)                      75%



                (ii) Synergy Bonus. At the beginning of each of the calendar years 1999, 2000, 2001 and 2002, the Board (or the Compensation Committee thereof) shall establish target goals for the synergies to be attained as a result of the integration of the business Household Products, Inc., a subsidiary of the Company (the "HPG Group"), into the Company (the "Synergy Goals"). Not later than 90 days after the end of each such year in which the portion of the Synergy Goals achieved are at least equal to 75%, the Executive shall be paid a cash bonus (the "Synergy Bonus") equal to a percentage of his Annual Base Salary to be determined as follows:

          AGGREGATE PERCENTAGE OF                  BONUS AS PERCENTAGE
           SYNERGY GOALS ACHIEVED                  OF ANNUAL BASE SALARY
     ----------------------------------            ----------------------
     75% - 79% (Threshold Performance)                      5%
     80% - 84%                                              7%
     85% - 89%                                              9%
     90% - 94%                                             11%
     95% - 99%                                             13%
     100% - 104% (Target Performance)                      15%
     105% - 109%                                           17%
     110% - 114%                                           19%
     115% - 119%                                           21%
     120% - 124%                                           23%
     125% and above (Maximum Performance)                  25%

            (iii) Special Bonus. From time to time during the Term, as determined by the Compensation Committee, the Executive shall be entitled to additional bonuses to be paid in cash, stock or otherwise.

         5.       Expense Reimbursement and Other Benefits.

                  (a) Reimbursement of Expenses. During the term of Executive's employment hereunder, the Company, upon the submission of proper substantiation, including copies of all relevant invoices, receipts or other evidence reasonably requested by the Company, by the Executive, shall reimburse the Executive for all reasonable expenses actually paid or incurred by the Executive in the course of and pursuant to the business of the Company, including first class or business class air travel.

                  (b) Executive Benefits. Executive shall participate in the Company's Group Health and Hospitalization Plan, Group Life Insurance Plan, Group Disability Insurance Plan and all other insurances, or insurance plans (collectively, the "Welfare Benefits"), and Executive benefits and bonuses covering the Company senior executive officers as are now or may in the future be in effect, subject to applicable eligibility requirements. Additionally, the Company shall provide the Executive with life insurance in an amount equal to five times his Annual Base Salary. During the Term, the Company shall pay for
(i) the Executive's annual dues in a country club and (ii) tax preparation and financial planning for the Executive on an annual basis up to a maximum of $5,000. Notwithstanding anything to the contrary contained in this Agreement, the Executive shall be entitled to all benefits, including bonuses, paid or given by the Company to executive officers of the Company during the Term, and nothing contained in this Agreement shall in any way be deemed to limit the Executive's receipt of or participation in such benefits, bonuses or benefit plans or to preclude the Company from making additional payments, in the form of bonuses or otherwise, or conferring additional benefits upon the Executive. Additionally, if in the future the Company adopts a supplemental executive retirement plan, a deferred compensation plan or similar arrangement, the Executive shall be entitled to participate in such plan or arrangement on the terms and conditions consistent with those applicable to senior executive officers as determined by the Compensation Committee or the Board of Directors.

                  (c) Stock Options. During the Term of this Agreement, the Executive shall be eligible to be granted options to acquire shares of the Company Common Stock under (and therefore subject to all terms and conditions of ) the Company stock option plans as then in effect, and all rules and regulations of the Securities and Exchange Commission applicable to stock option plans. Such options will contain such restrictions as required by the Board or the applicable committee of the Board charged with administration of the stock option plan. The number of shares of Common Stock subject to the stock options shall be adjusted for any subsequent stock splits, stock dividends or similar recapitalizations of the Company's Common Stock which results in an increase or decrease of the number of shares of outstanding Common Stock of the Company. The number of options and terms and conditions of options shall be determined in the sole discretion of the Board, or applicable committee thereof, and shall be based on several factors, including the performance of the Company on a consolidated basis.

                  (d) Automobile. During the Term, the Company shall provide Executive with an automobile or a monthly automobile allowance, such automobile or allowance to be substantially equal in value to, or greater in value than, the automobile which is currently being provided to Executive.

                  (e) Vacation. During the Term, the Executive will be entitled to four weeks' paid vacation for each year. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Company's policies. Vacation days and holidays during any fiscal year that are not used by the Executive during such fiscal year may not be carried over and used in any subsequent fiscal year.

         6.       Restrictions.

                  (a) Non-Competition. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, engage in or have any interest in any sole proprietorship, partnership, corporation or business or any other person or entity (whether as an Executive, officer, director, partner, agent, security holder, creditor, consultant or otherwise) that directly or indirectly (or through any affiliated entity) engages in competition with the Company (for this purpose, any business that engages in the manufacture or distribution of products similar to those products manufactured or distributed by the Company at the time of termination of the Agreement shall be deemed to be in competition with the Company); provided that such provision shall not apply to the Executive's ownership of Common Stock of the Company or the acquisition by the Executive, solely as an investment, of securities of any issuer that is registered under Section 12(b) or 12(g) of the Securities Exchange Act of 1934, as amended, and that are listed or admitted for trading on any United States national securities exchange or that are quoted on the National Association of Securities Dealers Automated Quotations System, or any similar system or automated dissemination of quotations of securities prices in common use, so long as the Executive does not control, acquire a controlling interest in or become a member of a group which exercises direct or indirect control or, more than five percent of any class of capital stock of such corporation.

                  (b) Nondisclosure. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not at any time divulge, communicate, use to the detriment of the Company or for the benefit of any other person or persons, or misuse in any way, any Confidential Information (as hereinafter defined) pertaining to the business of the Company. Any Confidential Information or data now or hereafter acquired by the Executive with respect to the business of the Company (which shall include, but not be limited to, information concerning the Company's financial condition, prospects, technology, customers, suppliers, sources of leads and methods of doing business) shall be deemed a valuable, special and unique asset of the Company that is received by the Executive in confidence and as a fiduciary, and Executive shall remain a fiduciary to the Company with respect to all of such information. For purposes of this Agreement, "Confidential Information" means information disclosed to the Executive or known by the Executive as a consequence of or through his employment by the Company (including information conceived, originated, discovered or developed by the Executive) prior to or after the date hereof, and not generally known, about the Company or its business. Notwithstanding the foregoing, nothing herein shall be deemed to restrict the Executive from disclosing Confidential Information to the extent required by law. None of the foregoing obligations and restrictions apply to any Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of disclosure by the Executive.

                  (c) Nonsolicitation of Executives and Clients. During the Term and for a one year period after the termination of the Term for any reason, the Executive shall not, directly or indirectly, for himself or for any other person, firm, corporation, partnership, association or other entity, other than in connection with the performance of Executive's duties under this Agreement, (a) employ or attempt to employ or enter into any contractual arrangement with any Executive or former Executive of the Company, unless such Executive or former Executive has not been employed by the Company for a period in excess of six months, (b) call on or solicit any of the actual or targeted prospective clients of the Company on behalf of any person or entity in connection with any business competitive with the business of the Company, and/or (c) make known the names and addresses of such clients or any information relating in any manner to the Company's trade or business relationships with such customers (unless the Executive can demonstrate that such information was or became generally available to the public other than as a result of a disclosure by the Executive).

                  (d) Ownership of Developments. All copyrights, patents, trade secrets, or other intellectual property rights associated with any ideas, concepts, techniques, inventions, processes, or works of authorship developed or created by Executive during the course of performing work for the Company or its customers (collectively, the "Work Product") shall belong exclusively to the Company and shall, to the extent possible, be considered a work made by the Executive for hire for the Company within the meaning of Title 17 of the United States Code. To the extent the Work Product may not be considered work made by the Executive for hire for the Company, the Executive agrees to assign, and automatically assign at the time of creation of the Work Product, without any requirement of further consideration, any right, title, or interest the Executive may have in such Work Product. Upon the request of the Company, the Executive shall take such further actions, including execution and delivery of instruments of conveyance, as may be appropriate to give full and proper effect to such assignment.

                  (e) Books and Records. All books, records, and accounts relating in any manner to the customers of the Company, whether prepared by the Executive or otherwise coming into the Executive's possession, shall be the exclusive property of the Company and shall be returned immediately to the Company on termination of the Executive's employment hereunder or on the Company's request at any time.

                  (f) Definition of Company. For purposes of this Section 6, the term "Company" also shall include, along with all current direct and indirect subsidiaries, any existing or future subsidiaries of the Company that are operating during the time periods described herein and any other entities that directly or indirectly, through one or more intermediaries, control, are controlled by or are under common control with the Company during the periods described herein.

                  (g) Acknowledgment by Executive. The Executive acknowledges and confirms that (a) the restrictive covenants contained in this Section 6 are reasonably necessary to protect the legitimate business interests of the Company, and (b) the restrictions contained in this Section 6 (including without limitation the length of the term of the provisions of this Section 6) are not overbroad, overlong, or unfair and are not the result of overreaching, duress or coercion of any kind. The Executive further acknowledges and confirms that his full, uninhibited and faithful observance of each of the covenants contained in this Section 6 will not cause him any undue hardship, financial or otherwise, and that enforcement of each of the covenants contained herein will not impair his ability to obtain employment commensurate with his abilities and on terms fully acceptable to him or otherwise to obtain income required for the comfortable support of him and his family and the satisfaction of the needs of his creditors. The Executive acknowledges and confirms that his special knowledge of the business of the Company is such as would cause the Company serious injury or loss if he were to use such ability and knowledge to the benefit of a competitor or were to compete with the Company in violation of the terms of this Section 6. The Executive further acknowledges that the restrictions contained in this Section 6 are intended to be, and shall be, for the benefit of and shall be enforceable by, the Company's successors and assigns.

                  (h) Reformation by Court. In the event that a court of competent jurisdiction shall determine that any provision of this Section 6 is invalid or more restrictive than permitted under the governing law of such jurisdiction, then only as to enforcement of this Section 6 within the jurisdiction of such court, such provision shall be interpreted and enforced as if it provided for the maximum restriction permitted under such governing law.

                  (i) Extension of Time. If the Executive shall be in violation of any provision of this Section 6, then each time limitation set forth in this
Section 6 shall be extended for a period of time equal to the period of time during which such violation or violations occur. If the Company seeks injunctive relief from such violation in any court, then the covenants set forth in this Section 6 shall be extended for a period of time equal to the pendency of such proceeding including all appeals by the Executive.

                  (j) Survival. The provisions of this Section 6 shall survive the termination of this Agreement, as applicable.

         7. Death. The Term shall terminate upon the death of Executive and be of no further force or effect. Upon such termination, the Company will pay the Executive's estate a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term.

         8. Disability. If during the Term Executive is unable to perform his services, by reason of illness or incapacity, for a period of 180 consecutive days or more, the Company may, at its option, upon written notice to Executive, terminate the Term and his employment hereunder. If the Term is terminated as a result of the Executive's disability, the Company will pay the Executive (A) his Annual Base Salary at the date of termination for the period remaining in the Term to be distributed in periodic installments according to the Company's customary payroll practices, and (B) a lump sum equal to the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term, to be paid at the time of such termination. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for the remainder of the Term. Such termination shall not affect any rights of Executive to insurance payments due to Executive as a result of the insurance coverage provided for in Section 5(b) above. Notwithstanding the foregoing, if the Executive shall find other employment during the period he is receiving payments pursuant to this Section 8, then the Executive shall promptly notify the Company in writing of the date and terms of such employment and the Company shall be entitled to reduce the amount payable to the Executive pursuant to this Section 8 during the period from the commencement of such other employment by the cash compensation received and to be received by the Executive for services rendered in connection with such other employment.

         9.       Termination for Cause.

                  (a) The Company shall have the right to terminate the Term and the Executive's employment hereunder for Cause (as defined below). Upon any termination pursuant to this Section 9, the Company shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (b) For purposes hereof, the term "Cause" shall mean: (A) the willful and continued failure by the Executive to substantially perform his duties with the Company, other than any such failure resulting from his incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance by the Executive of a notice of termination for Good Reason (as defined in section 11 hereof), after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (B) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company, monetarily or otherwise. For purposes of this section, no act or failure to act on the part of the Executive shall be deemed "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company. Notwithstanding the foregoing, the Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to the Executive a copy of the resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice to the Executive and an opportunity for the Executive, together with his counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth above in clauses (A) or (B) above.

         10. Termination Without Cause. At any time the Company shall have the right to terminate the Term and the Executive's employment hereunder by written notice to the Executive. Upon any termination pursuant to this Section 10 (that is not a termination under any of Sections 7, 8, 11 or 12), the Company shall pay to the Executive a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits and the Executive shall be entitled to the other benefits set forth in
Section 5(b), (d) and (e) for the remainder of the Term. Further, any Company stock option granted to Executive shall be exercisable immediately and the Company stock acquired pursuant to such exercise may be sold by Executive subject to no restrictions by the Company whatsoever (other than those imposed by federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

         11.      Termination by Executive.

                  (a) The Executive shall at all times have the right, upon 60 days written notice to the Company, to terminate the Term and his employment hereunder.

                  (b) Upon any termination pursuant to this Section 11 by the Executive without Good Reason (as defined below), the Company shall pay to the Executive any unpaid Annual Base Salary through the effective date of termination specified in such notice. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)). The Executive shall be entitled to receive all severance payments and benefits hereunder regardless of any future employment undertaken by the Executive as long as he is in full compliance with the terms of this Agreement.

                  (c) Upon any termination pursuant to this Section 11 by the Executive for Good Reason, the Company shall pay to the Executive the same amounts that would have been payable by the Company to the Executive under
Section 10 of this Agreement if the Executive's employment had been terminated by the Company without Cause. The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (d) For purposes of this Agreement, "Good Reason" shall mean
(i) the assignment to the Executive of any duties inconsistent in any material respect with the Executive's position (including status, offices, titles and reporting requirements), authority, duties or responsibilities as contemplated by Section 3 of this Agreement, or any other action by the Company which results in a material diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive; (ii) the relocation of the Executive to another location more than 50 miles from his current location without his consent, or (iii) any failure by the Company to comply with any of the material provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Executive.

         12.      Change in Control.

                  (a) In the event that (i) a Change in Control (as defined in paragraph (b) of this Section 12) in the Company shall occur during the Term, and (ii) prior to the earlier of the expiration of the Term and one year after the date of the Change in Control, the Term and Executive's employment with the Company is terminated by the Company without Cause, as defined in Section 9(b) (and other than pursuant to Section 7 by reason of the Executive's death or Section 8 by reason of the Executive's disability) or the Executive terminates the Term and his employment for Good Reason, as defined in Section 11(d), the Company shall (1) pay to the Executive any unpaid Annual Base Salary through the effective date of termination, (2) pay to the Executive the Incentive Compensation, if any, not yet paid to the Executive for any year prior to such termination, at such time as the Incentive Compensation otherwise would have been payable to the Executive, (3) at the time of such termination, pay to the Executive a lump sum equal to the sum of (A) the Annual Base Salary at the date of termination multiplied by the number of years remaining in the Term, and (B) the product of the sum of the Performance Bonus for the prior year multiplied by the number of years remaining in the Term. The Company shall also continue to pay the premiums for the same or substantially similar Welfare Benefits for the number of years remaining in the Term. Further, any Company stock option granted to Executive shall be exercisable immediately and the Company stock acquired pursuant to such exercise may be sold by Executive subject to no restrictions by the Company whatsoever (other than those imposed by federal and state securities laws). The Company shall have no further liability hereunder (other than for reimbursement for reasonable business expenses incurred prior to the date of termination, subject, however, to the provisions of Section 5(a)).

                  (b) For purposes of this Agreement, the term "Change in Control" shall mean:

                           (i) Approval by the shareholders of the Company of
         (x) a reorganization, merger, consolidation or other form of corporate transaction or series of transactions, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger or consolidation or other transaction do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or (y) a liquidation or dissolution of the Company or (z) the sale of all or substantially all of the assets of the Company (unless such reorganization, merger, consolidation or other corporate transaction, liquidation, dissolution or sale is subsequently abandoned); or

                           (ii) Individuals who, as of the date hereof, constitute the Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the Directors of the Company, as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Securities Exchange Act) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or

                           (iii) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act (excluding, for this purpose, the Company or its subsidiaries, or any Executive benefit plan of the Company or its subsidiaries) which acquires beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act), of 20% or more of either the then outstanding shares of the Company's Common Stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors.

                  (c) The payments made pursuant to paragraph (a) above shall be in lieu of any and all compensation due to Executive for the years that would otherwise be remaining in the Term. Upon receipt of said lump sum payment, this Agreement and all rights and duties of the parties shall be terminated, except as follows. In consideration for such lump sum payment and for the right to terminate under the conditions set forth above, Executive agrees to consult with the Company (or its successors), and its officers if requested to do so for a period of at least two years from the date of such termination. However, Executive shall be required to devote only such part of his time to such services as Executive believes reasonable in Executive's sole discretion, and the time and date such services are offered shall be determined by Executive so long as that time and date is within a reasonable period of time after the request. It is expressly agreed that the Company's rights to avail itself of the advice and consultation services of Executive shall at all times be exercised in a reasonable manner, that adequate notice shall be given to Executive in such events, and that non-compliance with any such request by Executive for good reason, including, but not limited to, ill health or prior commitments, shall not constitute a breach or violation of this Agreement. Executive agrees that, except for reimbursement of all reasonable expenses incurred by him with respect to such consultation and advisory services, payable as such consultation and advisory services are rendered, he shall not be entitled to any further compensation. It is understood that in furnishing any advisory and consulting services provided herein, Executive shall not be an Executive of the Company but shall act in the capacity of independent contractor.

         13. Waivers. It is understood that either party may waive the strict performance of any covenant or agreement made herein; however, any waiver made by a party hereto must be duly made in writing in order to be considered a waiver, and the waiver of one covenant or agreement shall not be considered a waiver of any other covenant or agreement unless specifically in writing as aforementioned.

         14. Savings Provisions. The invalidity, in whole or in part, of any covenant or restriction, or any section, subsection, sentence, clause, phrase or word, or other provisions of this Agreement, as the same may be amended from time to time shall not affect the validity of the remaining portions thereof.

         15. Governing Law. This Agreement shall be construed in accordance with and governed by the laws of the State of Florida without giving effect to its choice of law provision.

         16. Notices. If either party desires to give notice to the other in connection with any of the terms and provisions of this Agreement, said notice must be in writing and shall be deemed given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case addressed to the party for whom it is intended as follows (or such other addresses as either party may designated by notice to the other party):

        If to the Company:           Windmere-Durable Holdings, Inc.
                                     5980 Miami Lakes Drive
                                     Miami, Lakes, Florida 33014
                                     Attn: Chief Executive Officer

        If to Executive:             At the most recent home address of
                                     Executive on the official records
                                     of the Company



         17. Default. In the event either party defaults in the performance of its obligations under this Agreement, the non-defaulting party may, after giving 30 days notice to the defaulting party to provide a reasonable opportunity to cure such default, proceed to protect its rights by suit in equity, action at law, or, where specifically provided for herein, by arbitration, to enforce performance under this Agreement or to recover damages for breach thereof, including all costs and attorneys' fees, whether settled out of court, arbitrated, or tried (at both trial and appellate levels).

         18.      Section 162(m) Limits.

         Notwithstanding any other provision of this Agreement, if and to the extent that any remuneration payable by the Company to the Executive for any year would exceed the maximum amount of such remuneration that the Company may deduct for that year by reason of Section 162(m) of the Code, payment of the portion of the remuneration for that year that would not be so deductible under
Section 162(m) shall, in the sole discretion of the Board, be deferred so that it shall become payable at such time or times as the Board reasonably determines that it would be deductible by the Company under Section 162(m), with interest at the "short-term applicable federal rate" as such term is defined in Section 1274(d) of the Code.

         19.      Certain Additional Payments by the Company.

                  (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, distribution or other action by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise, determined with regard to any additional payments required under this Section 19) (a "Payment") would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"), or any interest or penalties are incurred by the Executive with respect to any such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), the Company shall make a payment to the Executive (a "Gross-Up Payment") in an amount equal to the Excise Tax imposed upon the Payments.

                  (b) Subject to the provisions of paragraph (c) of this
Section 19, all determinations required to be made under this Section 19, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by Grant Thornton LLP, or such other independent public accounting firm regularly engaged by the Company from time to time (the "Accounting Firm"), which shall provide detailed supporting calculations both to the Company and the Executive within 20 business days of the receipt of notice from the Executive that there has been a Payment, or such earlier time as is requested by the Company. In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change of Control, the Company shall appoint another nationally recognized accounting firm to make the determinations required hereunder (which accounting firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this Section 19, shall be paid by the Company to the Executive within five days of the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall furnish the Executive with a written opinion that failure to report the Excise Tax on the Executive's applicable federal and state income tax return would not result in the imposition of a negligence or similar penalty. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to
Section 19 and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

                  (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the 30-day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                           (i) give the Company any information reasonably
                 requested by the Company relating to such claim,

                           (ii) take such action in connection with contesting
                 such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company,

                           (iii) cooperate with the Company in good faith in
                 order effectively to contest such claim, and

                           (iv) permit the Company to participate in any
                 proceedings relating to such claim;

provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this Section 19(c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and further provided that any extension of the statute of limitations relating to payment of taxes for the taxable year of the Executive with respect to which such contested amount is claimed to be due is limited solely to such contested amount. Furthermore, the Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

                  (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 19(c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of Section 19(c)) promptly, after receipt by Executive of such refund, pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to Section 19(c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of 30 days after such determination, then such advance shall be forgiven and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.

         20. No Third Party Beneficiary. Nothing expressed or implied in this Agreement is intended, or shall be construed, to confer upon or give any person other than the Company, the parties hereto and their respective heirs, personal representatives, legal representatives, successors and assigns, any rights or remedies under or by reason of this Agreement.

         21. Waiver of Jury Trial. ALL PARTIES KNOWINGLY WAIVE THEIR RIGHTS TO REQUEST A TRIAL BY JURY IN ANY LITIGATION IN ANY COURT OF LAW, TRIBUNAL OR LEGAL PROCEEDING INVOLVING THE PARTIES HERETO OR ANY DISPUTES ARISING OUT OF OR RELATED TO THIS AGREEMENT.

                        [Signatures on following page.]

         IN WITNESS WHEREOF, the Company, by its appropriate officer, signed this Agreement and Executive have signed this Agreement, as of the day and year first above written.



                                  WINDMERE-DURABLE HOLDINGS, INC.





                                  By:     /s/ David M. Friedson
                                     --------------------------------------

                                  EXECUTIVE



                                  /s/ Harry D. Schulman
                                  -----------------------------------------
                                      Harry D. Schulman